Exhibit 23.3
Feldman Financial Advisors, Inc.

1001 CONNECTICUT AVENUE, NW • SUITE 840
WASHINGTON, DC 20036
(202) 467-6862 • FAX (202) 467-6963

June 16, 2010

Boards of Directors
Heritage MHC
Heritage Financial Group, Inc.
721 Westover Boulevard
Albany, Georgia 31707

Members of the Board:

We hereby consent to the use of our firm’s name in the Application for Conversion on Form AC, and amendments thereto, filed by Heritage MHC with the Office of Thrift Supervision.  We also consent to the use of our firm’s name in the Registration Statement on Form S-1, and amendments thereto, filed by Heritage Financial Group, Inc., with the Securities and Exchange Commission.  Additionally, we consent to the inclusion of, summary of, and reference to our Conversion Valuation Appraisal Report in such filings and amendments, including the Prospectus of Heritage Financial Group, Inc.

We further consent to reference in the aforementioned filings and amendments the summary of our opinion as to the value of subscription rights granted pursuant to the Plan of Conversion and Reorganization.

Sincerely,

/s/ Feldman Financial Advisors, Inc.
Feldman Financial Advisors, Inc.